Exhibit 107

Form S-8

(Form Type)

Hologic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Type	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Other	6,500,000(2)	$84.03(3)	$546,195,000	0.00011020	$60,190.69

Equity	Common Stock, par value $0.01 per share	Other	3,000,000(4)	$71.43(5)	$214,290,000	0.00011020	$23,614.76

Total Offering Amounts					$760,485,000		$83,805.45

Total Fee Offsets(6)							—

Net Fee Due							$83,805.45

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, par value $0.01 per share (“Common Stock”), of Hologic, Inc. (the “Registrant”) which may be offered or issued in respect of the securities identified in the table above by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)	Represents 6,500,000 additional shares of the Registrant’s Common Stock reserved for issuance under the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.
(3)

Pursuant to Rule 457(h) under the Securities Act, the registration fee was computed on the basis of the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on April 27, 2023.

(4)	Represents 3,000,000 additional shares of the Registrant’s Common Stock reserved for issuance under the Hologic, Inc. Amended and Restated 2012 Employee Stock Purchase Plan (the ”ESPP”).
(5)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $84.03, the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on April 27, 2023, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

(6)	The Registrant does not have any fee offsets.